Attachment A
CONTINENTAL AIRLINES, INC.
CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
FOR THE QUARTER ENDED 03-31-01

	BASIC		DILUTED
			# of		Exercise
			Shares O/S		Price	Proceeds
			(1)
Stock options	0		6,179,056		various $'s	$246,991,563	(2)

Assumed proceeds used to repurchase shares			(5,174,481)			($246,991,563)

Weighted average # Class A & B shares
O/S during quarter	54,611,793		54,611,793
$250 Convert Pref Notes @6.00%	0		0
Potentially Dilutive Shares (NW Repurch) @$52 (1/1-1/21)	0		504,204
Contingently Issuable Shares (Recapitalization)	319,443		319,443
Total Adjusted Shares	54,931,236	(A)	56,440,015	(C)

Net income applicable to Common Stock	$9,255,000					$9,255,000

Net Interest Add Back for TIDES	$0					$0
Adjusted Net Income	$9,255,000	(B)				$9,255,000	(B)

Earnings per share	$0.17	(B) / (A)				$0.16	(B) / (C)

(1) weighted average # of shares outstanding during period
(2) weighted proceeds which includes additional proceeds due to tax benefit